UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2026

INTERNATIONAL BATTERY METALS LTD.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	333-286616	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Greenway Plaza, Suite 1100 Houston, Texas 77046 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (832) 683-8839
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	IBAT	TSX Venture Exchange
Common Shares, no par value	IBATF	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Interim Chief Executive Officer

On October 26, 2026, the Board of Directors (the “Board”) of International Battery Metals Ltd. (the “Company”) appointed Donald E. Bender, the Company's Vice President of Technology & Engineering, as Interim Chief Executive Officer of the Company, effective October 26, 2026. Mr. Bender will continue to serve as Vice President of Technology & Engineering. James Garrett Galloway, who has served as Interim Chief Executive Officer since July 27, 2026, ceased to serve as Interim Chief Executive Officer effective October 26, 2026, and will continue to serve as the Company's Senior Vice President of Corporate Development. In connection with this transition, the additional cash compensation that Mr. Galloway received for his service as Interim Chief Executive Officer, at an annualized rate of $100,000, ceased effective October 26, 2026.

Mr. Bender, age 50, has served as the Company's Vice President of Technology & Engineering since November 2025, and previously served as the Company's Director of Technology & Engineering from November 2024 until November 2025. He has over 20 years of experience in chemical process engineering and capital project execution, including the development of direct lithium extraction technology. Prior to joining the Company, Mr. Bender was an independent contract consultant from January 2024 until November 2024, served as Senior Vice President of Engineering at Candle Lithium from May 2023 until January 2024, and as Research, Development & Engineering Manager at Prairie Lithium from October 2021 until May 2023, where he led development of that company's proprietary direct lithium extraction technology. Earlier in his career, he held process engineering leadership roles on major energy projects for ExxonMobil/Imperial Oil, PetroChina Canada and Suncor Energy/Petro-Canada. Mr. Bender holds a Bachelor of Science in Chemical Engineering from the University of Alberta and is a registered professional engineer in Alberta and Saskatchewan.

In connection with his appointment as Interim Chief Executive Officer, the Board approved cash compensation for Mr. Bender at an annualized rate of $100,000, payable in equal monthly installments of approximately $8,333 for each month he serves in that capacity, effective October 26, 2026, in addition to his current annual salary which includes cash of $265,000 per year, and a bonus at the discretion of the board. for Mr. Bender. This compensation is in addition to the compensation Mr. Bender receives in his role as Vice President of Technology & Engineering.

There are no family relationships between Mr. Bender and any director or executive officer of the Company. There are no arrangements or understandings between Mr. Bender and any other person pursuant to which he was appointed as Interim Chief Executive Officer. There are no transactions between the Company and Mr. Bender that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01 — Regulation FD Disclosure.

On October 26, 2026, the Company issued a press release announcing the leadership transition described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by International Battery Metals Ltd., dated October 27, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Battery Metals LTD.

/s/ Michael Rutledge	October 27, 2026
Michael Rutledge	Date
Chief Financial Officer